UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2006
SUMMIT BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-11986 (Commission File Number)	75-1694807 (I.R.S. Employer Identification No.)

3880 Hulen Fort Worth, Texas (Address of principal executive offices)	76107 (Zip Code)
Registrant’s telephone number, including area code: (817) 336-6817
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Rights Agreement
     On July 2, 2006, Summit Bancshares, Inc., a Texas corporation (“Summit”), and Summit Bank, National Association, a national banking association (the “Bank”), as Rights Agent, entered into Amendment No. 2 to Rights Agreement (the “Amendment”), which amends the Rights Agreement dated as of April 16, 1990, as amended, between Summit and Summit Bancservices, Inc. as Rights Agent. The purpose of the Amendment, among other things, is to clarify that Cullen/Frost (as defined below) is not an Acquiring Person for purposes of the Rights Agreement and that the entry into the Agreement (as defined below), or any transaction contemplated thereby, would not be deemed to be an Acquisition Event or Section 13 Event for purposes of the Rights Agreement. The Amendment also provides that the Rights Agreement will be terminated immediately prior to completion of the merger of Summit with and into Cullen/Frost as described below, if such merger occurs prior to the other events of termination.
     The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Entry into Agreement and Plan of Merger
     On July 2, 2006, Summit and Cullen/Frost Bankers, Inc., a Texas corporation (“Cullen/Frost”), entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Summit will merge with and into Cullen/Frost. Under the terms of the Agreement, Summit shareholders will have the right, subject to pro-ration, to elect to receive cash, shares of Cullen/Frost common stock or a combination thereof having a value equal to $11.50 plus 0.2933 Cullen/Frost shares. The total consideration consists of approximately $143.4 million in cash and approximately 3.84 million shares of Cullen/Frost common stock (assuming the treasury stock method of accounting for options before giving effect to any exercises in outstanding options). The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of Summit. The merger is currently expected to be completed in the fourth quarter of 2006, although delays could occur.
     The joint news release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger by and between Summit Bancshares, Inc. and Cullen/Frost Bankers, Inc. dated as of July 2, 2006

4.1	Amendment No. 2 to the Rights Agreement by and between Summit Bancshares, Inc. and Summit Bank, National Association, as Rights Agent, effective as of July 2, 2006

99.1	Joint News Release issued by Cullen/Frost Bankers, Inc. and Summit Bancshares, Inc. dated July 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT BANCSHARES, INC. (Registrant)
Dated: July 3, 2006	By:	/s/ Bob G. Scott
Bob G. Scott
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger by and between Summit Bancshares, Inc. and Cullen/Frost Bankers, Inc. dated as of July 2, 2006

4.1	Amendment No. 2 to the Rights Agreement by and between Summit Bancshares, Inc. and Summit Bank, National Association, as Rights Agent, effective as of July 2, 2006

99.1	Joint News Release issued by Summit Bancshares, Inc. and Cullen/Frost Bankers, Inc. dated July 3, 2006